UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2013

INTERNATIONAL SAFETY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-173476	99-0363913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 William Street, 6th Floor

New York, NY 10038

(Address of principal executive offices, including zip code)

(212) 344-1105

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Election of Charles Garagano as a Director

On February 19, 2013 Charles Gargano was elected as a director of the Company.

Mr. Gargano has spent more than 20 years in public service at the Federal and State level, serving two presidents as well as the administration of Governor Pataki. He was also appointed by Governor Pataki and served as Chairman and CEO of the Empire State Development Corporation and Vice-Chairman of the Port Authority of New York and New Jersey from 1995 to 2007. Mr. Gargano was also a United States Ambassador to the Republic of Trinidad and Tobago from 1988 to 1991 and was also appointed Deputy Administrator of the Federal Urban Mass Transportation Administration in 1981. Mr. Gargano, a licensed professional engineer, was a partner in Posillico Construction and Engineering Corporation for 21 years before entering public service. Mr. Gargano attended Fairleigh Dickinson University and Manhattan College and holds bachelors and masters degree in Civil Engineering and an MBA. Charles Gargano also holds four honorary doctorate degrees.

In connection with Mr. Gargano’s election the Company agreed to issue to Mr. Gargano 200,000 shares of the Company’s Common Stock.

With the election of Mr. Gargano, the number of directors of the Company is now three. The Company has not yet established Committees of the Board of Directors.

Approval of 2013 Flexible Stock Plan

On February 19, 2013 the Board of Directors of the Company approved the Company’s 2013 Flexible Stock Plan (the “Plan”), a copy of which is being filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

The Plan reserves for issuance to employees, officers and directors of, and consultants to, the Company and its affiliates up to an aggregate of 6,500,000 shares of the Company’s Common Stock. Such number of shares shall be increased at the end of each fiscal year of the Company in the same proportion as the issued and outstanding shares of the Common Stock of the Company is increased subject to a maximum increase of 10% per year. Under the Plan the Company may grant different types of benefits, including stock options, awards of restricted stock, stock appreciation rights, performance shares, cash awards and other stock based awards.

The Plan is administered by the Board of Directors of the Company, but the Board may in the future establish a committee of two or more non-employee directors to administer the Plan.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	2013 Flexible Stock Plan of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SAFETY GROUP, INC.INC.

Dated: February 25, 2013	By:	/s/ Michael Gianatasio
Name: Michael Gianatasio Title: Chief Executive Officer